Exhibit 99.1

CHANCERY COURT DENIES MOTION FOR RECONSIDERATION
IN PHARMATHENE LITIGATION; PROCEEDINGS CONTINUE

New York, New York, December 16, 2011 – SIGA Technologies, Inc. (NASDAQ: SIGA), a company specializing in the development of pharmaceutical agents to fight lethal disease-causing pathogens, announced today that the Delaware Chancery Court has denied its motion for reconsideration of certain aspects of the Court’s post-trial decision in the litigation brought by PharmAthene, Inc. over rights to ST-246®.  As previously disclosed, the parties are now obliged to attempt to agree on language that will implement the Court’s post-trial decision or, failing such agreement, submit their respective proposals for implementing language to the Court for decision.  Once the Court enters a final judgment implementing the post-trial decision, SIGA intends to appeal the decision and judgment to the Delaware Supreme Court.

About SIGA Technologies, Inc.

Communities in the United States and around the world face a serious but unmet need for drugs to protect against potentially catastrophic emerging viral pathogens and biological weapons of mass destruction.  We are a pharmaceutical company specializing in the development and commercialization of pharmaceutical solutions for some of the most lethal disease-causing pathogens in the world – smallpox, Ebola, dengue, Lassa fever and other dangerous viruses. Our business is to discover, develop, manufacture and successfully commercialize drugs to prevent and treat these high-priority threats. Our mission is to disarm dreaded viral diseases and create robust, modern biodefense countermeasures. For more information about SIGA, please visit SIGA’s web site at www.siga.com.

The SIGA Technologies, Inc. logo is available at
http://www.globenewswire.com/newsroom/prs/?pkgid=4504

Forward-looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements relating to the outcome of the litigation with PharmAthene, Inc. Forward-looking statements are based on management’s estimates, assumptions and projections, and are subject to uncertainties, many of which are beyond our control. Actual results may differ materially from those anticipated in any forward-looking statement. Factors that may cause such differences include (i) the risk that potential products that appear promising to us or our collaborators cannot be shown to be efficacious or safe in subsequent pre-clinical or clinical trials, (ii) the risk that we or our collaborators will not obtain appropriate or necessary governmental approvals to market these or other potential products, (iii) the risk that we may not be able to obtain anticipated funding for our development projects or other needed funding, (iv) the risk that we may not be able to secure funding from anticipated or current government contracts and grants, (v) the risk that we may not be able to secure or enforce sufficient legal rights in our products, including patent protection, (vi) the risk that any challenge to our patent and other property rights, if adversely determined, could affect our business and, even if determined favorably, could be costly, (vii) the risk that regulatory requirements applicable to our products may result in the need for further or additional testing or documentation that will delay or prevent seeking or obtaining needed approvals to market these products, (viii) the risk that one or more protests could be filed and upheld in whole or in part or other governmental action taken, in either case leading to a delay of performance under our contract with the Biomedical Advanced Research and Development Authority (BARDA) or other governmental contracts, (ix) the risk that our BARDA contract is modified or cancelled at the request or requirement of the U.S. government, (x) the risk that the adverse portions of the post-trial decision by the Delaware Chancery Court in the litigation brought by PharmAthene, Inc. will be upheld in further proceedings, including any appeal, or that the favorable portions will be modified, (xi) the risk that the volatile and competitive nature of the biotechnology industry may hamper our efforts to develop or market our products, (xii) the risk that changes in domestic and foreign economic and market conditions may adversely affect our ability to advance our research or products, and (xiii) the effect of any change to federal, state or foreign regulation, including drug regulation and international trade regulation, on our business. More detailed information about our company and risk factors that may affect the realization of forward-looking statements, including the forward-looking statements set forth here, is set forth in our filings with the Securities and Exchange Commission (the SEC), including our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and in other documents that we have filed with the SEC. We urge investors and security holders to read those documents free of charge at the SEC’s Web site at http://www.sec.gov. Interested parties may also obtain those documents free of charge directly from us. Forward-looking statements speak only as of the date they are made, and except for our ongoing obligations under the federal securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, future events or otherwise.

Contact:
KCSA Strategic Communications
Todd Fromer / Robert Fink
212-896-1215 / 1236
Tfromer@kcsa.com / Rfink@kcsa.com